                                                                     Exhibit 4.7


                          SECURITIES HOLDERS AGREEMENT



                                   Dated as of

                                 August 4, 1998

                                      among



                           PENHALL INTERNATIONAL CORP.

                     BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                                       and

                             MANAGEMENT STOCKHOLDERS

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
                                                                                                                ----

ARTICLE I           REPRESENTATIONS, WARRANTIES AND COVENANTS OF PENHALL........................................  2
           1.1      Representations, Warranties and Covenants of Penhall........................................  2

ARTICLE II          REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH STOCKHOLDER...............................  3
           2.1      Representations, Warranties and Covenants of Each Stockholder...............................  3
           2.2      Legend......................................................................................  4
           2.3      Limitation on Repurchase of Securities......................................................  4

ARTICLE III         OTHER COVENANTS AND REPRESENTATIONS.........................................................  5
           3.1      Financial Statements and Other Information..................................................  5
           3.2      Sale of Penhall or any of the Companies.....................................................  5
           3.3      Tag-Along Rights............................................................................  6

ARTICLE IV          CORPORATE ACTIONS..........................................................................  10
           4.1      Articles of Incorporation and By-Laws......................................................  10
           4.2      Directors..................................................................................  10
           4.3      Right to Remove Certain of Penhall's Directors.............................................. 11
           4.4      Right to Fill Certain Vacancies in Penhall's Board.......................................... 11
           4.5      Subsidiaries Governance..................................................................... 11
           4.6      Management Rights........................................................................... 11
           4.7      Confidentiality............................................................................. 12

ARTICLE V           ADDITIONAL RESTRICTIONS ON TRANSFERS OF SECURITIES HELD BY MANAGEMENT STOCKHOLDERS.......... 14
           5.1      Certain Definitions......................................................................... 14
           5.2      Restrictions on Transfer.................................................................... 28
           5.3      Options..................................................................................... 30
           5.4      Right of First Refusal on Transfer of Management Stockholder Securities..................... 34
           5.5      Purchaser Representative.................................................................... 35
           5.6      Involuntary Transfers....................................................................... 36
           5.7      Covenant Not to Compete..................................................................... 38
           5.8      Obligations of J&J Investments, LLC and Michael Bruce Repchinuck Revocable Trust............ 39

ARTICLE VI          REGISTRATION RIGHTS......................................................................... 40

ARTICLE VII         MISCELLANEOUS............................................................................... 40
           7.2      Survival of Representations and Warranties.................................................. 40
           7.3      Successors and Assigns; Entire Agreement.................................................... 40
           7.4      Separability................................................................................ 41
           7.5      Notices..................................................................................... 41
           7.6      Governing Law............................................................................... 42
           7.7      Headings.................................................................................... 42
           7.8      Counterparts................................................................................ 42
           7.9      Further Assurances.......................................................................... 42
           7.10     Remedies.................................................................................... 42
           7.11     Party No Longer Owning Securities........................................................... 43
           7.12     No Effect on Employment..................................................................... 43
           7.13     Pronouns.................................................................................... 43

                                   DEFINITIONS
                                   -----------


Term                                                                          As Defined in Section
----                                                                          ---------------------

Accepting Tag-Along Holder                                                    3.3 (b)
Accumulated Dividends                                                         5.1 (a)
Adjusted Book Value                                                           5.1 (b)
Affiliate                                                                     3.3 (f)
Agreement                                                                     Preamble
Approved Sale                                                                 3.2 (a)
Asset Sale                                                                    5.1 (c)
Associate                                                                     3.3 (f)
Bank Credit Facility                                                          5.1 (d)
Board Resolution                                                              5.1 (e)
Book Value                                                                    5.1 (f)
Borrowing Base                                                                5.1 (g)
BRS                                                                           Preamble
BRS Affiliates                                                                3.3 (a)
BRS Associates                                                                3.3 (a)
BRS Entities                                                                  Preamble
BRS Partner                                                                   3.3 (a)
BRS Permitted Transferee                                                      3.3 (a)
BRS Stockholders                                                              Preamble
Capital Stock                                                                 5.1 (h)
Capitalized Lease Obligations                                                 5.1 (i)
Cash Equivalents                                                              5.1 (j)
Cause                                                                         5.1 (k)
Common Stock                                                                  Background
Company, Companies                                                            Background
Competitive Business                                                          5.7
Confidential Information                                                      4.7 (b)
Consolidated EBITDA                                                           5.1 (l)
Consolidated Interest Expense                                                 5.1 (m)
Consolidated Net Income                                                       5.1 (n)
Consolidated Non-cash Charges                                                 5.1 (o)
Controlling, controlled by, under                                             3.3 (f)
   common control with
Currency Agreement                                                            5.1 (p)
Default                                                                       5.1 (q)
Disqualified Capital Stock                                                    5.1 (r)

Escrow Amount                                                                 3.3 (c) (i)
Escrow Notice                                                                 3.3 (c) (ii)
Event of Default                                                              5.1 (s)
Exchange Notes                                                                5.1 (t)
Foreign Subsidiary                                                            5.1 (u)
GAAP                                                                          5.1 (v)
Guarantee                                                                     5.1 (w)
Guarantor                                                                     5.1 (x)
HSI Acquisition                                                               5.1 (y)
Indebtedness                                                                  5.1 (z)
Indenture                                                                     5.1 (aa)
Initial Notes                                                                 5.1 (ab)
Initial Public Offering                                                       3.3 (d)
Initial Purchasers                                                            5.1 (ac)
Interest Swap Obligations                                                     5.1 (ad)
Investment                                                                    5.1 (ae)
Involuntarily Transferred                                                     5.6 (a)
   Securities
Involuntary Transfer Notice                                                   5.6 (a)
Issue Date                                                                    5.1 (af)
Junior Subordinated Notes                                                     5.1 (ag)
Lien                                                                          5.1 (ah)
Liquidation Preference                                                        5.1 (ai)
Management Stockholder                                                        5.2
Management Stockholders                                                       Preamble
Merger Agreement                                                              Background
Moody's                                                                       5.1 (j)
New Credit Facility                                                           5.1 (aj)
Nonvolitional Event                                                           5.6 (a)
Notes                                                                         5.1 (ak)
Obligations                                                                   5.1 (al)
Offeror                                                                       5.4 (a)
Option Period                                                                 5.1 (am)
Option Purchase Price                                                         5.3 (c)
Option Securities                                                             5.1 (an)
Options                                                                       5.3 (a) (ii)
Original Cost                                                                 5.1 (ao)
Penhall                                                                       Preamble
Penhall Company                                                               Background
Permitted Indebtedness                                                        5.1 (ap)
Permitted Investments                                                         5.1 (aq)

Permitted Transferee                                                          5.1 (ar)
Person                                                                        5.1 (as)
PRC                                                                           Background
Preferred Stock                                                               Background
Preferred Stock Company                                                       5.3 (c)
   Value
Preferred Valuation Amount                                                    5.3 (c)
Private Exchange Notes                                                        5.1 (at)
Purchase Money Obligations                                                    5.1 (au)
Purchase Number                                                               5.3 (c)
Purchase Option                                                               5.3 (a) (i)
Put Option                                                                    5.3 (a) (ii)
Qualified Capital Stock                                                       5.1 (av)
Refinance, Refinanced                                                         5.1 (aw)
   Refinancing
Refinancing Indebtedness                                                      5.1 (ax)
Registration Rights Agreement                                                 5.1 (ay)
Representatives                                                               4.7 (b)
Restricted Payment                                                            5.1 (az)
Restricted Security                                                           5.1 (ba)
Restricted Subsidiary                                                         5.1 (bb)
Sale and Leaseback Transaction                                                5.1 (bc)
Securities                                                                    Background
Securities Act                                                                2.1 (c)
Series A Preferred Stock                                                      Background
Series B Preferred Stock                                                      Background
Significant Transfer                                                          3.3 (a)
Stockholder(s)                                                                Preamble
Subsidiary                                                                    5.1 (bd)
S&P                                                                           5.1 (j)
Tag-Along Acceptance Notice                                                   3.3 (b)
Tag-Along Right                                                               3.3 (a)
Tag-Along Rightholders                                                        3.3 (a)
Tag-Along Sale Notice                                                         3.3 (b)
Tag-Along Seller                                                              3.3 (b)
Termination Date                                                              5.3 (a)(i)
Territory                                                                     5.7
Transactions                                                                  5.1 (be)
Transfer                                                                      5.1 (bf)
Transfer Notice                                                               5.4 (a)
Transfer Offer                                                                5.4 (a)

Transfer Securities                                                           5.4 (a)
Transferees                                                                   3.2 (a)
Transferor Stockholder                                                        5.1 (aq)
Trustee                                                                       5.1 (bg)
Unexercised Right Notice                                                      3.3 (b)
Unexercised Securities                                                        3.3 (b)
Unrestricted Subsidiary                                                       5.1 (bh)
Weighted Average Life to                                                      5.1 (bi)
Maturity

                          SECURITIES HOLDERS AGREEMENT


         SECURITIES HOLDERS AGREEMENT, dated as of August 4, 1998 (the "Agreement"), by and among (1) PENHALL INTERNATIONAL CORP., an Arizona corporation formerly known as Phoenix Concrete Cutting, Inc. ("Penhall"), (2) BRUCKMANN, ROSSER, SHERRILL & CO., L.P., a Delaware limited partnership ("BRS"), the individuals and entities listed on Exhibit A hereto as the BRS Stockholders (the "BRS Stockholders" and, together with BRS and their respective BRS Permitted Transferees, the "BRS Entities") and (3) the individuals and entities listed on Exhibit A hereto as "Management Stockholders" (such individuals and entities, together with their Permitted Transferees, the "Management Stockholders"). The BRS Entities and the Management Stockholders are sometimes referred to hereinafter individually as a "Stockholder" and collectively as the "Stockholders."

                                   Background
                                   ----------

         A. Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 3, 1998 (the "Merger Agreement"), by and among BRS, Penhall Acquisition Corp., an Arizona corporation, Penhall, Penhall Rental Corp., a California corporation formerly known as Penhall International, Inc. ("PRC") and the stockholders identified on the signature pages thereto, and a Securities Purchase Agreement, dated as of August 4, 1998, by and among the BRS Entities and Penhall, each of the BRS Entities acquired (i) the number of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Penhall set forth opposite its name on Exhibit A hereto, (ii) the number of shares of 13% Series A Cumulative Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), of Penhall set forth opposite its name on Exhibit A hereto and (iii) the number of shares of 13% Series B Cumulative Preferred Stock, par value $.01 per share ("Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), of Penhall set forth opposite its name on Exhibit A hereto.

         B. Pursuant to the Merger Agreement and a Securities Purchase Agreement, dated as of August 4, 1998, by and among Penhall and the stockholders identified on the signature pages thereto, each of the Management Stockholders acquired (i) the number of shares of Common Stock of Penhall set forth opposite his or her name on Exhibit A hereto, and (ii) the number of shares of Series B Preferred Stock of Penhall set forth opposite his or her name on Exhibit A hereto.

         C. As used herein, the term "Companies" shall mean, collectively, (i) PRC, (ii) Penhall Company, a California corporation ("Penhall Company"), and
(iii) any future direct or indirect subsidiary of Penhall included in the consolidated financial statements of Penhall, and the term "Company" shall be construed accordingly. As used herein, the term "Securities" shall mean the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock now and hereafter held by any Stockholder, including shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and all other securities of Penhall (or a successor to Penhall) received on account of ownership of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof. A reference to any class of Securities shall be deemed to include reference to all Securities issued in respect thereof.

         D. The Stockholders and Penhall wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.

                                      Terms
                                      -----

         In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS, WARRANTIES AND
                              COVENANTS OF PENHALL
                              --------------------

         1.1 Representations, Warranties and Covenants of Penhall. Penhall represents and warrants to, and covenants and agrees with, each of the Stockholders as follows:

              (a) Penhall is a corporation validly existing and in good standing under the laws of the State Arizona.

              (b) Penhall has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

              (c) Penhall has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of Penhall, enforceable against Penhall in accordance with the terms hereof.

              (d) As of the date hereof, the authorized capital stock of Penhall consists of (i) 5,000,000 shares of Common Stock, of which 1,000,000 shares are issued and outstanding and (ii) 250,000 shares of preferred stock, par value $0.01 per share, of which (A) 25,000 shares have been designated as Series A Preferred Stock, of which _______ shares are issued and outstanding, (B) 50,000 shares have been designated as Series B Preferred Stock, of which _______ shares are issued and outstanding and (C) 10,000 shares have been designated as 10.5% Senior Exchangeable Preferred Stock, par value $.0.01 per share (the "Senior Exchangeable Preferred Stock"), all of which are issued and outstanding. Except as set forth herein or in the Amended and Restated Articles of Incorporation of Penhall, as of the date hereof, (x) there are no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from Penhall, or otherwise require Penhall to issue, any shares of capital stock of Penhall or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Penhall; (y) Penhall is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and (z) the Securities and the Senior Exchangeable Preferred Stock constitute all of the outstanding shares of Penhall's capital stock.

                                   ARTICLE II

                         REPRESENTATIONS, WARRANTIES AND
                          COVENANTS OF EACH STOCKHOLDER
                          -----------------------------

         2.1 Representations, Warranties and Covenants of Each Stockholder. Each of the Stockholders severally represents and warrants to, and covenants and agrees with, Penhall that:

              (a) Such Stockholder has full legal right, capacity, power and authority (including the due authorization by all necessary corporate action in the case of corporate Stockholders) to enter into this Agreement and to perform such Stockholder's obligations hereunder without the need for the consent of any other person or entity; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof.

              (b) Such Management Stockholder's residence address and social security number are as set forth below such Management Stockholder's signature to this Agreement.

              (c) Such Stockholder will not effect a Transfer (as defined in Section 5.1) of any Securities except in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") (and applicable state securities laws) or pursuant to an available exemption therefrom, and, without limiting the foregoing, will not effect a Transfer of any Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

         2.2 Legend. The certificates representing the Securities, including certificates issued upon any voluntary or involuntary transfer of such Securities, unless such transfer is pursuant to a registered public offering of the Securities or the conditions specified in Section 5.2 hereof are satisfied, shall bear the following legend in addition to any other legend required under applicable law:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANS FERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO PENHALL INTERNATIONAL CORP., THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG PENHALL INTERNATIONAL CORP. AND THE STOCKHOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF PENHALL INTERNATIONAL CORP. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

         2.3 Limitation on Repurchase of Securities. Each Management Stockholder understands that Penhall has entered into certain financing agreements which contain prohibitions, restrictions and limitations on the ability of Penhall to purchase any of the Securities and to pay dividends on the Common Stock, Series A Preferred Stock and Series B Preferred Stock. Notwithstanding the foregoing, Penhall agrees to act in good faith to obtain waivers of such prohibitions, restrictions and limitations.


                                   ARTICLE III

                       OTHER COVENANTS AND REPRESENTATIONS
                       -----------------------------------

         3.1 Financial Statements and Other Information. So long as BRS owns any of the Securities, Penhall shall deliver to BRS:

              (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Penhall, consolidated balance sheets of Penhall and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of Penhall and its subsidiaries for the period then ended prepared in conformity with GAAP (as defined under Section 5.1) applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

              (b) as soon as available and in any event within 90 days after the end of each fiscal year of Penhall, a consolidated balance sheet of Penhall and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of Penhall and its subsidiaries for the year then ended prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation.

         3.2 Sale of Penhall or any of the Companies.
             ---------------------------------------

              (a) If the Board of Directors of Penhall and holders of at least a majority of Penhall's Common Stock then outstanding approve the sale of Penhall or any of the Companies to an unaffiliated third person (whether by merger, consolidation, reorganization, sale of all or substantially all of its assets or sale of a majority of the outstanding capital stock) (an "Approved Sale"), each Stockholder and his or its transferees (including Permitted Transferees) ("Transferees") will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and will sell all of his or its Securities in such Approved Sale upon the terms and conditions approved by the Board of Directors of Penhall and the holders of a majority of the Common Stock then outstanding.

Each Stockholder and Transferee will take all reasonably necessary and desirable actions in connection with the consummation of an Approved Sale.

              (b) The obligations of each of the Stockholders and the Transferees with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Stockholders and the Transferees will receive the same form and amount of consideration per share of the applicable Securities (and, for purposes of clarification, the Series A Preferred Stock and the Series B Preferred Stock shall be treated as the same applicable Security), or if any holder of Securities is given an option as to the form and amount of consideration to be received, all Stockholders and Transferees will be given the same option, (ii) the terms of the Approved Sale shall not include any provisions subjecting a Stockholder or its Transferees to any indemnification obligation or other liability beyond the value of the consideration received in the Approved Sale by such Stockholder or Transferees and (iii) all Stockholders and Transferees shall be subject to the same form of indemnification obligation under the terms of the Approved Sale.

         3.3 Tag-Along Rights.
             ----------------

              (a) Except as otherwise provided in Section 3.3(e), BRS and each BRS Entity who or which receives shares from BRS after the date hereof as a BRS Permitted Transferee covenant and agree with the other Stockholders and their Transferees and assigns that it will not effect a Transfer of shares of Common Stock and/or Preferred Stock in any transaction that constitutes a "Significant Transfer" (as hereinafter defined) unless all other Stockholders and their Transferees and assigns (collectively, the "Tag-Along Rightholders") are offered an equal opportunity (the "Tag-Along Right") to participate in such transaction or transactions on a pro rata basis (based on the number of shares of Common Stock or Preferred Stock, as the case may be, outstanding on a fully-diluted basis) and on identical terms. As used herein, a "Significant Transfer" means a Transfer, which either alone or taken together with all prior Transfers by BRS and BRS Entities to any person or persons other than a BRS Permitted Transferee (as hereinafter defined), involves one-third (1/3) or more of the shares of Common Stock or Preferred Stock held by BRS on the date hereof. A "BRS Permitted Transferee" shall mean, (A) any other BRS Entity or other Stockholder, (B) any general partner of a BRS Entity (a "BRS Partner") and any corporation, partnership or other entity that is an Affiliate (as hereinafter defined) of any BRS Entity or BRS Partner (collectively, "BRS Affiliates"), (C) any managing director, director, general partner, limited partner, officer or employee of any BRS Entity or any BRS Affiliate, or any spouse, lineal descendant or immediate family member of any BRS Entity or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of a BRS Entity or any of the foregoing persons described in this clause (C) (collectively, "BRS Associates") and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which include only BRS Entities, BRS Affiliates, or BRS Associates.

              (b) Prior to any sale of Common Stock and/or Preferred Stock subject to the provisions of Section 3.3(a), the seller (the "Tag-Along Seller") shall notify Penhall in writing of the proposed sale. Such notice (the "Tag-Along Sale Notice") shall set forth: (i) the number of shares of Common Stock and/or Preferred Stock subject to the proposed sale; (ii) the name and address of the proposed purchaser; and (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser. Penhall shall promptly, and in any event within ten days, mail or hand deliver or cause to be mailed or hand delivered the Tag-Along Sale Notice to the Tag-Along Rightholders. Each Tag-Along Rightholder may exercise the Tag-Along Right by delivery of a written notice (the "Tag-Along Acceptance Notice") to the Tag-Along Seller and Penhall within thirty days of the date Penhall mailed or caused to be mailed the Tag-Along Sale Notice. The Tag-Along Acceptance Notice shall state the number of shares of Common Stock and/or Preferred Stock that the Tag-Along Rightholder proposes to include in the proposed sale. Penhall shall deliver notice (the "Unexercised Right Notice") to all Stockholders, within ten (10) days following the thirty-day period specified above, of any Tag-Along Rightholder not exercising his, her or its right to include Securities in the proposed sale. All other Stockholders (including without limitation the BRS Entities and the Tag-Along Seller) shall have the opportunity to sell additional Securities in an aggregate amount equal to the amount of Securities as to which any Tag-Along Rightholder shall not have exercised a Tag- Along Right (the "Unexercised Securities"), on a pro rata basis (based on the number of shares of Common Stock or Preferred Stock, as the case may be, outstanding on a fully-diluted basis, but excluding from such determination the Unexercised Securities). Any Stockholder exercising his, her or its right to sell additional Securities in accordance with the foregoing sentence must do so by delivering to the Tag-Along Seller a Tag- Along Acceptance Notice within ten (10) days following delivery by Penhall of the Unexercised Right Notice. If no Tag-Along Acceptance Notice is received during the thirty-day period referred to above, the Tag-Along Seller shall have the right for a 90-day period to effect the proposed sale of shares of Common Stock and/or Preferred Stock on terms and conditions no more favorable than those stated in the Tag-Along Sale Notice. Any Stockholder delivering a Tag-Along Acceptance Notice shall participate in the proposed transaction as set forth in
Section 3.3(a). Concurrently with the consummation of the Significant Transfer, the Tag-Along Seller shall (i) notify each Tag-Along Rightholder who has delivered a Tag-Along Acceptance Notice (an "Accepting Tag-Along Holder"), (ii) remit to the Accepting Tag-Along Holder the aggregate consideration for the shares of Common Stock and/or Preferred Stock to be sold by the Accepting Tag-Along Holders in the Significant Transfer as contemplated pursuant to Section 3.3(a) hereof, and (iii) furnish such other evidence of the completion and time of completion of the Significant Transfer and the terms thereof as may be reasonably requested by the Accepting Tag-Along Holders.

              (c) (i) Notwithstanding the other requirements of this Section 3.3, a Tag-Along Seller may sell Common Stock and/or Preferred Stock at any time without complying with the requirements of Section 3.3(b) so long as the Tag-Along Seller deposits into escrow with a nationally recognized financial institution at the time of sale that amount of consideration received in the sale equal to the "Escrow Amount." As used herein, the "Escrow Amount" shall equal that amount of consideration that all Tag-Along Rightholders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Tag-Along Rightholder (A) delivered a Tag-Along Acceptance Notice to the Tag-Along Seller in the time period set forth in Section 3.3(b) and (B) proposed to include all of her, his or its shares of Common Stock and/or Preferred Stock in such sale.

                     (ii) The Tag-Along Seller shall notify Penhall in writing of a sale pursuant to this Section 3.3(c) no later than the date of such sale. Such notice (the "Escrow Notice") shall set forth the information required in the Tag- Along Sale Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. Penhall shall promptly, and in any event within ten days, mail or cause to be mailed the Escrow Notice to each Tag-Along Rightholder. Such Tag-Along Rightholder may exercise the Tag-Along Right by delivery to the Tag-Along Seller and Penhall, within thirty days of the date Penhall mailed or caused to be mailed the Escrow Notice, of (A) a written notice specifying the number of shares of Common Stock and/or Preferred Stock it proposes to sell and (B) the certificates for such Common Stock and/or Preferred Stock, with stock powers duly endorsed in blank and with signatures guaranteed. Penhall shall deliver an Unexercised Right Notice to all Stockholders, within ten (10) days following the thirty-day period specified above, of any Tag-Along Rightholder not exercising his, her or its right to include Securities in the sale. All other Stockholders (including without limitation the BRS Entities and the Tag-Along Seller) shall have the opportunity to include additional Securities in the sale in an aggregate amount equal to the amount of the Unexercised Securities, on a pro rata basis (based on the number of shares of Common Stock or Preferred Stock, as the case may be, outstanding on a fully-diluted basis, but excluding from such determination the Unexercised Securities). Any Stockholder exercising his, her or its right to include additional Securities in the sale in accordance with the foregoing sentence must do so by delivering to the Tag-Along Seller, within ten (10) days following delivery by Penhall of the Unexercised Right Notice, (A) a written notice specifying the additional number of shares of Common Stock and/or Preferred Stock it proposes to sell and
(B) the certificates for such Common Stock and/or Preferred Stock, with stock powers duly endorsed in blank and with signatures guaranteed.

                     (iii) Promptly after the expiration of the thirtieth day after Penhall has mailed or caused to be mailed the Escrow Notice, or, promptly after the expiration of the tenth day after Penhall has delivered the Unexercised Right Notice, as the case may be, (A) the Tag-Along Seller shall purchase that number of shares of Common Stock and/or Preferred Stock as the Tag-Along Seller would have been required to include in the sale had the Tag-Along Seller complied with the provisions of Section 3.3(b), (B) all shares of Common Stock and/or Preferred Stock not required to be purchased by the Tag-Along Seller shall be returned to the Tag-Along Rightholders thereof and (C) all remaining funds and other consideration held in escrow shall be released to the Tag-Along Seller. If the Tag-Along Seller received consideration other than cash in his, her or its sale, the Tag-Along Seller shall purchase the shares of Common Stock and/or Preferred Stock tendered by paying to the Tag-Along Rightholders the same non-cash consideration and cash in the same proportion as received by the Tag-Along Seller in the sale. The Tag-Along Seller shall pay all costs and expenses of the escrow agent, and any interest on the Escrow Amount shall accrue to the benefit of Penhall.

              (d) The Tag-Along Rights provided pursuant to this Section 3.3 shall terminate on the one hundred eightieth (180th) day following an Initial Public Offering, or upon a distribution by BRS of all the Securities to its partners. An "Initial Public Offering" shall mean the sale by Penhall in an underwritten public offering made pursuant to an effective registration statement under the Securities Act of Common Stock for gross offering proceeds of at least $30 million.

              (e) Notwithstanding anything to the contrary, a Tag-Along Seller may make any of the following sales without offering the Tag-Along Rightholders the opportunity to participate: (a) sales pursuant to an effective registration statement under the Securities Act; and (b) sales pursuant to an Approved Sale.

              (f) As used herein, "Affiliate" of any person means any person, directly or indirectly, controlling, controlled by or under common control with such person, and includes any person who is an officer, director or employee of such person and any person who would be deemed to be an "affiliate" or an "associate" of such person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through owner ship of securities, partnership or other ownership interests, by contract or otherwise).

                                   ARTICLE IV

                                CORPORATE ACTIONS

         4.1 Articles of Incorporation and By-Laws. Each Stockholder has reviewed the Amended and Restated Articles of Incorporation and By-Laws of Penhall in the forms attached hereto as Exhibits B-1 and B-2, respectively, and hereby approves and ratifies the same.

         4.2 Directors. (a) Each Stockholder and Permitted Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of Penhall is composed at all times of no less than three and no more than seven persons (with the exact number to be determined by BRS from time to time). If the Board of Directors is composed of three or four persons, then one individual shall be designated by the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders (who shall be, subject to the rights of the Management Stockholders under Section 4.3, John T. Sawyer for so long as he is President of Penhall) and the remainder shall be designated by BRS. If the Board of Directors is composed of five or more persons, then two individuals shall be designated by the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders (who shall be, subject to the rights of the Management Stockholders under Section 4.3, Management Stockholders and officers of Penhall during the term of their directorship) and the remainder shall be designated by BRS.

              (b) Each Stockholder agrees to take all necessary action to cause the Board of Directors of Penhall to be as set forth in Section 4.2(a) (including, without limitation, voting or causing to be voted or acting by written consent with respect to, all shares of Common Stock entitled to be voted thereon now or hereafter owned or held by such Stockholder in favor of such persons) and to act itself (if a member of the Board of Directors) or cause its nominee (if any) on the Board of Directors to vote or act by written consent to cause the Board of Directors of Penhall to be as set forth in Section 4.2(a).

              (c) Pursuant to the authority of Section 10-704 of the Arizona Business Corporation Act, the Stockholders, being all of the shareholders of Penhall entitled to vote, do hereby dispense with the formality of a meeting and approve and ratify the election of the following persons as the directors of Penhall to hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified or until resignation, removal or death as provided in the Bylaws of Penhall and this Agreement:

                           Harold O. Rosser II
                           Bruce C. Bruckmann
                           John T. Sawyer

         4.3 Right to Remove Certain of Penhall's Directors. Each of BRS and the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders, as the case may be, may request that any director designated by it be removed (with or without cause) by written notice to the other Stockholders, and, in any such event, each Stockholder shall promptly consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of Penhall.

         4.4 Right to Fill Certain Vacancies in Penhall's Board. In the event that a vacancy is created on Penhall's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by BRS or the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders, as the case may be, or if otherwise there shall exist or occur any vacancy on Penhall's Board of Directors in a directorship subject to designation by BRS or the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders, as the case may be, such vacancy shall not be filled by the remaining members of Penhall's Board of Directors, but each Stockholder hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by BRS or the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders, as the case may be.

                  4.5 Subsidiaries Governance. Each Stockholder agrees that the board of directors of each of the Companies shall be comprised of one individual designated by BRS (so long as the BRS Entities continue to own at least 50% of the Common Stock held by BRS Entities on the date hereof). Each Stockholder agrees to vote all of its Securities and to cause its representatives on the Board of Directors of Penhall, subject to their fiduciary duties, to vote and take other appropriate action to effectuate the agreement set forth in this Sections 4.5 in respect of each of the Companies.

         4.6 Management Rights. For so long as BRS Entities own in the aggregate at least 30% of the outstanding Common Stock on a fully diluted basis and there has not been an Initial Public Offering:

              (a) Right of Consultation. BRS shall have the right, and Penhall shall cause each of the Companies to grant to BRS the right, to consult with and advise the management of Penhall and its subsidiaries, at any time or from time to time, on all matters relating to the operation of Penhall and its subsidiaries, including, without limitation, significant changes in management personnel and compensation or employee benefits, the introduction of new products or new lines of business, important acquisitions or dispositions of plant and equipment, significant research and development programs, the purchase or sale of important patents, trademarks, licenses and concessions, and the proposed compromise of any significant litigation.

              (b) Observation Rights. BRS shall have the right, and Penhall shall cause each of the Companies to grant to BRS the right, to have its representatives (in addition to its representatives that are directors) attend meetings of the Board of Directors (and committees thereof) of Penhall and each of the Companies. Penhall shall give, or shall cause each of the Companies to give, as appropriate, to BRS (i) at least three days' notice of each regular meeting of the Board of Directors of Penhall and each of the Companies, (ii) such notice as is practicable under the circumstances to enable BRS's representatives to attend each special or emergency meeting of the Board of Directors of Penhall and each of the Companies, (iii) on or prior to the date of each meeting of the Board of Directors of Penhall and each of the Companies all information given to the directors at such meeting and (iv) within 90 days following each meeting of the Board of Directors of Penhall and each of the Companies, copies of the minutes of such meeting.

              (c) Inspection and Access. In addition to the reporting requirements set forth in Section 3.1 hereof, Penhall shall provide to BRS Entities true and correct copies of all quarterly and annual financial reports of each of the Companies and budgets prepared by or on behalf of Penhall and of each of the Companies, and such other documents, reports, financial data and other information as BRS Entities may reasonably request. Penhall shall permit any authorized representatives designated by BRS Entities to visit and inspect any of the properties of Penhall or any of its subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision Penhall authorizes such accountants to discuss with such representatives the affairs, finances and accounts of Penhall and its subsidiaries, whether or not a representative of Penhall is present), all at such reasonable times and as often as BRS Entities may reasonably request.

              4.7 Confidentiality. (a) Each Stockholder hereby agrees that Confidential Information (as defined below) has been and will be made available to him or it in connection with such Stockholder's interest in Penhall and its subsidiaries. Each Stockholder agrees that he or it will not use the Confidential Information in any way that is reasonably likely to result in a material detriment to the business of Penhall and its subsidiaries. Each Stockholder further acknowledges and agrees that he or it will not disclose any Confidential Information to any person; provided that Confidential Information may be disclosed (i) to such Stockholder's Representatives (as defined below) in the normal course of the performance of their duties, (ii) to the extent required by applicable statute, law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which an Stockholder is subject) or by GAAP, (iii) to any third party to whom such Stockholder is contemplating a transfer of his or its Securities, provided that such transfer would not be in violation of the provisions of this Agreement and as long as such third party is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance reasonably satisfactory to Penhall and substantially similar to the provisions hereof or (iv) if the prior consent of the Board of Directors of Penhall shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against Penhall or any Stockholder.

              (b) "Confidential Information" means any information concerning Penhall, its financial condition, business, subsidiaries, operations or prospects in the possession of or to be furnished to any Stockholder or Stockholder representative in his or its capacity as a shareholder of Penhall or Stockholder representative or pursuant to this Agreement or by virtue of his or its present or former position as, or right to designate, a director of Penhall; provided that the term "Confidential Information" does not include information which (a) was or becomes generally available publicly other than as a result of a disclosure by an Stockholder or his or its partners, directors, officers, employees, agents, counsel, investment advisers, consultants or representatives (all such persons being collectively referred to as "Representatives") in violation of this Section 4.7 or (b) was or becomes available to such Stockholder on a nonconfidential basis from a source other than Penhall, any regulatory entity or a Stockholder or his or its Representatives, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Stockholder's knowledge, bound by a confidentiality agreement with Penhall or another person.

                                    ARTICLE V

                     ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                   SECURITIES HELD BY MANAGEMENT STOCKHOLDERS
                   ------------------------------------------

         5.1 Certain Definitions. The terms defined below shall have the following meanings:

              (a) "Accumulated Dividends" mean, with respect to any share of Preferred Stock, the dividends that have accumulated on such share as of such specific date for dividend periods ending on or prior to such date and that have not previously been paid in cash;

              (b) "Adjusted Book Value" means (i) in the case of the Common Stock, Original Cost plus the amount of increase, if any, or less the amount of decrease, if any, in Book Value per share of Common Stock calculated as of the end of the fiscal quarter immediately preceding the employee's Termination Date (as defined in Section 5.3(a)) as compared to the Book Value per share of Common Stock calculated as of the date hereof and after giving effect to the recapitalization of Penhall pursuant to the Merger Agreement (it being understood that in calculating such Book Value, any reductions in Book Value attributable to after tax interest expense or dividends on preferred stock, including the Series A Preferred Stock, Series B Preferred Stock and Senior Exchangeable Preferred Stock, shall be disregarded), and (ii) in the case of the Series B Preferred Stock, the aggregate Liquidation Preference applicable to the Series B Preferred Stock;

              (c) "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Penhall or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Penhall or a Restricted Subsidiary of Penhall of (a) any Capital Stock of any Restricted Subsidiary of Penhall; or (b) any other property or assets of Penhall or any Restricted Subsidiary of Penhall other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series or related transactions for which Penhall or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Penhall as permitted under
Section 5.01 of the Indenture, (iii) disposals or replacements of obsolete or outdated equipment in the ordinary course of business and (iv) a disposition consisting of a

Permitted Investment or Restricted Payment permitted under Section 4.10 of the Indenture.

                           (d)  "Bank Credit Facility" means the New Credit
Facility and any other agreement or agreements between Penhall and/or one or more of the Guarantors and a financial institution or institutions, providing for the making of loans, on a term or revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances.

                           (e)  "Board Resolution" means, with respect to any
Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                           (f)  "Book Value", which shall be determined in
accordance with GAAP as applied by Penhall in the preparation of its regular financial statements, means, at any particular balance sheet date, total assets minus the sum of (x) total liabilities and (y) the aggregate Liquidation Preference applicable to all outstanding preferred stock, including the Series A Preferred Stock, Series B Preferred Stock and Senior Exchangeable Preferred Stock; and, notwithstanding any generally accepted accounting principle that may be to the contrary, Book Value per share of Common Stock shall be determined by dividing the result so obtained by the total number of shares of Common Stock outstanding as of the end of the fiscal quarter immediately preceding the employee's Termination Date, calculated on a fully diluted basis assuming the exercise in full of all outstanding warrants, options or other convertible securities.

                           (g)  "Borrowing Base" means the sum of (i) 85% of
the net book value of the accounts receivable of Penhall and the Restricted Subsidiaries of Penhall and (ii) 50% of the net book value of the inventory of Penhall and the Restricted Subsidiaries of Penhall.

                           (h)  "Capital Stock" means (i) with respect to any
Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                           (i)  "Capitalized Lease Obligations" means, as to
any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                           (j)  "Cash Equivalents" means (i) marketable
direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                           (k)   "Cause", when used in connection with the
termination of a Management Stockholder's employment with Penhall or any of the Companies, means that the Management Stockholder shall have, in the judgment of a majority of the board of directors of Penhall or the relevant Company: (i) committed a felony adversely affecting such Management Stockholder's ability to carry on his normal duties, or committed an act of fraud, embezzlement or theft in connection with his duties with Penhall or such Company or in the course of his employment with Penhall or such Company; (ii) wrongfully caused significant damage to property of Penhall or such Company; (iii) engaged in conduct which constitutes a material violation of published corporate policy of Penhall or such Company, (iv) been convicted of a criminal offense (whether felony or a misdemeanor) the nature of which renders him unfit to serve in his present capacity with Penhall or such Company; or (v) persistently failed to adequately perform his duties and responsibilities assigned in connection with his employment with Penhall or such Company by either the board of directors or a superior executive officer of Penhall or such Company;

                           (l)   "Consolidated EBITDA" means, for any period,
the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of Penhall and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, (D) fees and expenses of the HSI Acquisition and the Transactions, including but not limited to capitalization of costs and expenses related thereto, and (E) non-recurring severance and transaction costs incurred in connection with any acquisition, all as determined on a consolidated basis in accordance with GAAP for Penhall and its Restricted Subsidiaries.

                           (m)  "Consolidated Interest Expense" means, for
any period, the sum of, without duplication: (i) the aggregate of the interest expense of Penhall and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding any accrued and unpaid interest on the Junior Subordinated Notes; provided, that such interest is not payable in cash prior to the maturity of the Notes), including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Penhall and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                           (n)  "Consolidated Net Income" means, for any
period, the aggregate net income (or loss) of Penhall and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that aggregate net income (or loss) of Penhall and its Restricted Subsidiaries for such period shall be determined before any reduction in respect of accrued and unpaid preferred stock dividends and before any reduction for accrued and unpaid interest on the Junior Subordinated Notes that is not payable in cash prior to the maturity of the Notes; and provided, however, that there shall be excluded from aggregate net income (or loss) of Penhall and its Restricted Subsidiaries for such period (a) after-tax gains or losses from Asset Sales (less fees and expenses related thereto) or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (but not loss) of any Restricted Subsidiary of Penhall to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent of cash dividends or distributions paid to Penhall or to a Restricted Subsidiary of Penhall by such Restricted Subsidiary, (d) the net income (or loss) of any Person, other than a Restricted Subsidiary of Penhall, except to the extent of cash dividends or distributions paid to Penhall or to a Restricted Subsidiary of Penhall by such Person, (e) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, and (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

                           (o)  "Consolidated Non-cash Charges" means, for
any period, the aggregate depreciation, amortization and other non-cash charges or expenses of Penhall and its Restricted Subsidiaries reducing Consolidated Net Income of Penhall and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                           (p)  "Currency Agreement" means any foreign
exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Penhall or any Restricted Subsidiary of Penhall against fluctuations in currency values.

                           (q)  "Default" means an event or condition the
occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                           (r)  "Disqualified Capital Stock" means that
portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in each case on or prior to the final maturity date of the Notes, other than Capital Stock of Penhall which certain management stockholders have the right to put to Penhall pursuant to the terms hereof.

                           (s)  "Event of Default" has the meaning provided
in Section 6.01 of the Indenture.

                           (t)  "Exchange Notes" means the 12% Senior Notes
due 2006, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date pursuant to Section 2.02 of the Indenture, a registration rights agreement substantially identical to the Registration Rights Agreement.

                           (u)  "Foreign Subsidiary" means any Subsidiary of
Penhall which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations in a country other than the United States of America.

                           (v)  "GAAP" means generally accepted accounting
principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                           (w)  "Guarantee" means the guarantee of the Notes
by the Guarantors.

                           (x)  "Guarantor" means (i) each of the
Subsidiaries of Penhall on the Issue Date and (ii) each of Penhall's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture. Notwithstanding the above, no direct or indirect Foreign Subsidiary of the Company will be considered a Guarantor.

                           (y)  "HSI Acquisition" means the acquisition by
Penhall Company of substantially all of the assets of Highway
Services Inc. prior to the Issue Date.

                           (z)  "Indebtedness" means with respect to any
Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance on such date of all unconditional Obligations as described above, and the maximum liability upon the occurrence of the contingency giving rise to the Obligation, on any contingent Obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                           (aa) "Indenture" means the Indenture, dated as of
August 1, 1998, between Penhall Acquisition Corp. and the
Trustee, as amended or supplemented from time to time in accordance with the terms thereof.

                           (ab) "Initial Notes" means, collectively, (i) the
12% Senior Notes due 2006, Series A, of Penhall issued on the Issue Date and
(ii) one or more series of 12% Senior Notes due 2006 that are issued under the Indenture subsequent to the Issue Date pursuant to Section 2.02 of the Indenture, in each case for so long as such securities constitute Restricted Securities.

                           (ac) "Initial Purchasers" means BT Alex. Brown
Incorporated and Credit Suisse First Boston Corporation.

                           (ad) "Interest Swap Obligations" means the
obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                           (ae) "Investment" means, with respect to any
Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by Penhall and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Penhall or such Restricted Subsidiary, as the case may be.

                           (af) "Issue Date" means the date of original
issuance of the 12% Senior Notes due 2006, Series A, of Penhall.

                           (ag) "Junior Subordinated Notes" means Penhall's
10.5% Junior Subordinated Notes due 2007 which may be issued in exchange for Senior Exchangeable Preferred Stock.

                           (ah) "Lien" means any lien, mortgage, deed of
trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                           (ai) "Liquidation Preference" means, on any specific
date, with respect to any share of Series A Preferred Stock or Series B Preferred Stock, the sum of (i) $1,000 per share plus (ii) the Accumulated Dividends with respect to such share;

                           (aj) "New Credit Facility" means the Credit
Agreement dated as of the Issue Date, between Penhall, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as Administrative Agent and Credit Suisse First Boston, as Syndication Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding or deleting Restricted Subsidiaries of Penhall as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                           (ak) "Notes" mean, collectively, the Initial
Notes, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of the Indenture, that are issued pursuant to the Indenture.

                           (al) "Obligations" means all obligations for
principal, premium, interest, penalties, fees, matured indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                           (am) "Option Period" means, as to a particular
Management Stockholder, (i) in the event such Management Stockholder does not incur a Termination Date (as defined in Section 5.3(a)) on or prior to the later of the fifth (5th) anniversary of the date hereof and the one hundred eightieth (180th) day following an Initial Public Offering, the period beginning on the date hereof and ending on (and including) the later of the fifth (5th) anniversary of the date hereof and the one hundred eightieth (180th) day following an Initial Public Offering, and (ii) in the event such Management Stockholder incurs a Termination Date on or prior to the later of the fifth
(5th) anniversary of the date hereof and the one hundred eightieth (180th) day following an Initial Public Offering, the period beginning on the date hereof and ending on (and including) the date which is 120 days after the later of such Termination Date or the date Penhall receives the notice of termination of such Management Stockholder referred to in Section 5.3(a);

                           (an) "Option Securities" mean the Securities of
Penhall other than the Common Stock of Penhall designated as "Non-option Common Stock" in Exhibit C hereto.

                           (ao) "Original Cost" for each share of Common
Stock or Series B Preferred Stock means (i) in the case of the Common Stock, $1.00 per share for shares acquired on the date hereof, or the purchase price per share for shares acquired subsequent to the date hereof (adjusted for any stock dividend payable upon, or subdivision or combination of, the Common Stock) and (ii) in the case of the Series B Preferred Stock, $1,000 (adjusted for any subdivision or combination of the Series B Preferred Stock);

                           (ap) "Permitted Indebtedness" means, without
duplication, each of the following:

                  (i) Indebtedness under the Notes and the Guarantees thereof;

                  (ii) Indebtedness incurred pursuant to any Bank Credit Facility in an aggregate principal amount at any time outstanding not to exceed an amount equal to (x) $20 million plus (y) the greater of
         (i) $30 million, less the amount of
         any required permanent repayments of Bank Credit Facilities made in accordance with Section 4.15 of the Indenture (which are accompanied by a corresponding permanent commitment reduction thereunder) or (ii) the Borrowing Base;

                  (iii) other Indebtedness of Penhall and its Restricted Subsidiaries outstanding on the Issue Date;

                  (iv) Interest Swap Obligations of Penhall covering Indebtedness of Penhall or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of Penhall covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Penhall and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Penhall and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (vi) Indebtedness of a Restricted Subsidiary of Penhall to Penhall or to a Restricted Subsidiary of Penhall for so long as such Indebtedness is held by Penhall or a Restricted Subsidiary of Penhall, in each case subject to no Lien (other than a Lien in connection with a Bank Credit Facility) held by a Person other than Penhall or a Restricted Subsidiary of Penhall; provided that if as of any date any Person other than Penhall or a Restricted Subsidiary of Penhall owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Lien in connection with a Bank Credit Facility), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                  (vii) Indebtedness of Penhall to a Restricted Subsidiary of Penhall for so long as such Indebtedness is held by a Restricted Subsidiary of Penhall, in each case subject to no Lien (other than a Lien in connection with the a Bank Credit Facility); provided that (a) any Indebtedness of Penhall to any Restricted Subsidiary of Penhall is unsecured and subordinated in right of payment, pursuant to a written agreement, to Penhall's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of Penhall owns or holds any such

         Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than a Lien in connection with a Bank Credit Facility), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Penhall;

                  (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

                  (ix) Indebtedness of Penhall or any of its Restricted Subsidiaries represented by letters of credit for the account of Penhall or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (x) Refinancing Indebtedness;

                  (xi) additional Indebtedness of Penhall and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding (which may, but need not, be incurred under a Bank Credit Facility);

                  (xii) Obligations in respect of performance and surety bonds and completion guarantees provided by Penhall or any Restricted Subsidiary of Penhall in the ordinary course of business, in accordance with customary industry practice, in amounts and for purposes customary in Penhall's industry;

                  (xiii) Indebtedness arising from agreements of Penhall or a Restricted Subsidiary of Penhall providing for adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of Penhall or any of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Penhall and its Restricted Subsidiaries in connection with such disposition;

                  (xiv) Guarantees of Indebtedness permitted to be incurred under the Indenture and guarantees of third-party loans to employees or officers of Penhall or its Restricted Subsidiaries permitted by clause
         (vii) of the definition of "Permitted Investments;"

                  (xv) Capitalized Lease Obligations and Purchase Money Obligations of Penhall or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (xvi) Indebtedness of Penhall or any of its Restricted Subsidiaries that is subordinate to the Notes and is incurred in order to repurchase Capital Stock of Penhall from employees, officers or directors of Penhall or any of its Subsidiaries upon the death, disability or termination of employment of such employees, officers or directors or as otherwise required by existing employment agreements in an aggregate principal amount not to exceed $1,000,000 in any calendar year; and

                  (xvii) Indebtedness incurred as a result of accrued and unpaid interest being added to the principal amount of the Junior Subordinated Notes in accordance with the terms of such Junior Subordinated Notes; provided that such interest is not payable in cash prior to the maturity of the Notes.

                           (aq)  "Permitted Investments" means (i) Investments
by Penhall or any Restricted Subsidiary of Penhall in any Person that is or will become immediately after such Investment a Restricted Subsidiary of Penhall or that will merge or consolidate into Penhall or a Restricted Subsidiary of Penhall, (ii) Investments in Penhall by any Restricted Subsidiary of Penhall; provided that any Indebtedness evidencing such Investment is unsecured and subordinated in right of payment, pursuant to a written agreement, to Penhall's obligations under the Notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Penhall's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vi) Investments made by Penhall or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15 of the Indenture; (vii) loans and advances to, or guarantees of third-party loans to, employees and officers of Penhall and its Restricted Subsidiaries for relocation expenses and purchasing Capital Stock of Penhall not in excess of $2.0 million at any one time outstanding; (viii) Investments the payment for which consists exclusively of Qualified Capital Stock of Penhall; (ix) guarantees of Indebtedness permitted to be incurred under the Indenture; and (x) additional Investments not to exceed $2.5 million at any time outstanding.

                           (ar)  "Permitted Transferee" means in the case of
any Management Stockholder (a "Transferor Stockholder"), (A) Penhall or any BRS Entity, (B) any spouse or lineal descendant (natural or adopted) of a Management Stockholder, or any executor, administrator or testamentary trustee (in their capacity as such) of a Management Stockholder and (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which include only such Transferor Stockholder and his or her spouse or lineal descendants (natural or adopted).

                           (as) "Person" means an individual, partnership,
corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                           (at) "Private Exchange Notes" has the meaning set
forth in the Registration Rights Agreement.

                           (au) "Purchase Money Obligations" of any Person
means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase, installation, construction or improvement of real or personal property to be used in the business of such Person or any of its Subsidiaries within 180 days of such purchase, installation, construction or improvement.

                           (av) "Qualified Capital Stock" means any Capital
Stock that is not Disqualified Capital Stock.

                           (aw) "Refinance" means, in respect of any security
or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                           (ax) "Refinancing Indebtedness" means any
Refinancing by Penhall or any Restricted Subsidiary of Penhall of Indebtedness incurred in accordance with Section 4.12 of the Indenture (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (xii), (xiii), (xiv) or
(xvi) of the definition of Permitted Indebtedness), in each case that does not
(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Penhall in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of Penhall, then such Refinancing Indebtedness shall be Indebtedness solely of

Penhall and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                           (ay) "Registration Rights Agreement" means the
Registration Rights Agreement dated as of the Issue Date among Penhall, the Guarantors and the Initial Purchasers.

                           (az) "Restricted Payment" shall have the meaning
set forth in Section 4.10 of the Indenture.

                           (ba) "Restricted Security" has the meaning assigned
to such term in Rule 144(a)(3) under the Securities Act.

                           (bb) "Restricted Subsidiary" of any Person means any
Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                           (bc) "Sale and Leaseback Transaction" means any
direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Penhall or a Restricted Subsidiary of any property, whether owned by Penhall or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Penhall or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                           (bd) "Subsidiary", with respect to any
Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                           (be) "Transactions" shall have the meaning set
forth in the Offering Memorandum dated July 28, 1998 relating to the 12% Senior Notes due 2006 of Penhall.

                           (bf) "Transfer" means the making of any sale,
exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights (including any proxy or similar arrangement (whether or not revocable)) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

                           (bg) "Trustee" means the party named as such in the
Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means such successor.

                           (bh) "Unrestricted Subsidiary" of any Person means
(i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Penhall or any Restricted Subsidiary of Penhall; provided that (x) Penhall certifies to the Trustee that such designation complies with Section 4.10 of the Indenture and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Penhall or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, Penhall is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 of the Indenture and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

                           (bi) "Weighted Average Life to Maturity" means, when
applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         5.2 Restrictions on Transfer. (a) Notwithstanding anything to the contrary contained herein, until (i) the later to occur of (x) the fifth (5th) anniversary of the date hereof and (y) the one hundred eightieth (180th) day following an Initial Public Offering or, if earlier, (ii) the one hundred eightieth (180th) day following an Initial Public Offering, no Management Stockholder nor his Permitted Transferees shall effect a Transfer of any Securities other than
(i) pursuant to Section 3.2 in connection with an Approved Sale, (ii) pursuant to Section 3.3 in connection with the exercise of Tag-Along Rights, (iii) pursuant to Section 5.3 in connection with the Options (as hereinafter defined),
(iv) pursuant to the Registration Rights Agreement under Article VI, (v) with the consent of Penhall (as evidenced by a resolution duly adopted by at least a majority of the non-employee members of Penhall's Board of Directors) or (vi) to a Permitted Transferee of the Transferor Stockholder in question. Following the Option Period, each Management Stockholder and his Permitted Transferees agree that none of them will effect a Transfer of any Securities without first complying with the provisions of Section 5.4 hereof, if then in effect.

         In exercising the consent and approval provided for in clause (iv) above, Penhall may employ its sole discretion in evaluating the nature of the proposed transferee and Penhall may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of Penhall or its subsidiaries and that the transferee purchase the Management Stockholder's (or his Permitted Transferee's) Securities as a "Management Stockholder" subject to the restrictions of this Agreement and, in particular, this Article V. In the event any Transfer is authorized pursuant to clause (iv) above or proposed to be made to a Permitted Transferee (other than Penhall or a BRS Entity) under clause (v) above, each such transferee shall take such Securities subject to and be fully bound by the terms of this Agreement with the same effect as if it were a party hereto and, without limiting the foregoing, such Transfer shall not be made or effective unless the purported transferee executes an agreement, in form and substance satisfactory to Penhall, pursuant to which such transferee shall agree to be bound as a "Management Stockholder" by the terms and conditions of this Agreement and such other provisions as Penhall may determine. Any purported Transfer in violation of this Section 5.2 shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to Penhall. Notwithstanding the foregoing provisions, each Management Stockholder agrees that he or it will not effect a Transfer of any Securities except in compliance with the registration requirements of the Securities Act (and applicable state securities laws) or pursuant to an available exemption therefrom, and, without limiting the foregoing, will not effect a Transfer of any Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

                           (b)  Prior to any proposed Transfer of any
Securities pursuant to clauses (iv) and (v) of subparagraph (a) above, the holder thereof shall give written notice to Penhall describing the manner and circumstances of the proposed Transfer accompanied, if requested by Penhall, by a written opinion of legal counsel reasonably satisfactory to Penhall, addressed to Penhall and the transfer agent, if other than Penhall, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legend set forth in Section 2.2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

                           (c)  A notation will be made in the appropriate
transfer records of Penhall with respect to the restrictions on Transfer of the Securities referred to in this Agreement.

         5.3 Options.

                           (a)  General Terms.  In the event that on or prior
to the later of the fifth (5th) anniversary of the date hereof and the one hundred eightieth (180th) day following an Initial Public Offering, any Management Stockholder shall cease to be employed by Penhall or any of the Companies for any reason (including, but not limited to, death, temporary or permanent disability, retirement, resignation or termination by Penhall or such Company with or without Cause), other than by reason of a leave of absence approved by Penhall or such Company, such Management Stockholder or such Management Stockholder's Permitted Transferees (or, in the case of death, his or their estate) shall give prompt notice to Penhall of such termination of employment, and:

                                    (i)  Penhall, or one or more designee(s)
selected by a majority of the members of the Board of Directors of Penhall, shall have the right and option (the "Purchase Option"), at any time within 120 days from the later of the effective date of such termination of employment (the "Termination Date") and the date of Penhall's receipt of aforesaid notice, to purchase from such Management Stockholder, or such Management Stockholder's Permitted Transferees, as the case may be, any or all of the Option Securities then owned by such Management Stockholder and such Management Stockholder's Permitted Transferees at the Option Purchase Price (as hereinafter defined); and

                                    (ii) such Management Stockholder shall have
the right and option (the "Put Option" and, together with the Purchase Option, the "Options") to require Penhall, at any time within 120 days after the Termination Date, to purchase from such Management Stockholder any or all of the Option Securities then owned by such Management Stockholder at the Option Purchase Price. Penhall or its designee(s) shall give notice to the terminated Management Stockholder (or such Management Stockholder's Permitted

Transferees) of its intention to exercise the Purchase Option not later than within 120 days after the later of the Termination Date or the date of Penhall's receipt of the aforesaid notice. The Termination Date for a Permitted Transferee shall be the Termination Date with respect to the Management Stockholder who first acquired the Option Securities held by such Permitted Transferee. A terminated Management Stockholder shall give notice to Penhall of his intention to exercise the Put Option not later than within 120 days after the Termination Date.

                           (b)  Exercise of Options.  The Options shall be
exercised, in the case of the Purchase Option, by written notice to the terminated Management Stockholder and Permitted Transferees signed by an officer of Penhall on behalf of Penhall or by its designee(s), as the case may be, and, in the case of the Put Option, by written notice to Penhall signed by the terminated Management Stockholder or Permitted Transferees, prior to the end of the 120-day period. Such notice shall set forth the number of shares of Option Securities desired to be purchased or sold and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of shares of Option Securities to be purchased by or sold to Penhall and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Penhall and/or its designee(s) good title to the Option Securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, Penhall and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Option Securities.

                           (c)  Option Purchase Price.  If the Management
Stockholder shall cease to be employed by Penhall or any of the Companies by reason of termination without Cause, the "Option Purchase Price" for the Common Stock and/or Series B Preferred Stock to be purchased from such Management Stockholder or such Management Stockholder's Permitted Transferees pursuant to the Options (such number of shares of Common Stock and/or such number of shares of Series B Preferred Stock, each being referred to as the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management Stockholder:

                                                                       Option
If the Termination Date Occurs:                                        Purchase Price
-------------------------------                                        --------------

On or prior to the first                                               Original Cost
anniversary of the date                                                multiplied by the
hereof                                                                 Purchase Number

After the first anniversary                                            Original Cost
of the date hereof, and on or                                          multiplied by
prior to the second anniversary                                        80% of the Purchase
of the date hereof                                                     Number, plus Adjusted Book
                                                                       Value multiplied by 20% of the
                                                                       Purchase Number

After the second anniversary of                                        Original Cost multiplied
the date hereof, and on or                                             by 60% of the Purchase Number,
prior to the third anniversary                                         plus Adjusted Book Value
of the date hereof                                                     multiplied by 40% of the
                                                                       Purchase Number

After the third anniversary of                                         Original Cost
the date hereof, and on or                                             multiplied by 40% of the
prior to the fourth anniversary                                        Purchase Number, plus
of the date hereof                                                     Adjusted Book Value
                                                                       multiplied by 60% of the
                                                                       Purchase Number

After the fourth anniversary of                                        Original Cost
the date hereof, and on or prior                                       multiplied by 20% of the
to the fifth anniversary of the                                        Purchase Number, plus
date hereof                                                            Adjusted Book Value
                                                                       multiplied by 80% of the
                                                                       Purchase Number

After the fifth anniversary of                                         Adjusted Book Value
the date hereof                                                        multiplied by the Purchase
                                                                       Number

                  If the Management Stockholder shall cease to be employed by Penhall or any of the Companies because of death or temporary or permanent disability, the Option Purchase Price for all shares of Common Stock and/or Series B Preferred Stock to be purchased from the Management Stockholder (and such Management Stockholder's Permitted Transferees) pursuant to the Options shall equal the Adjusted Book Value multiplied by the Purchase Number.

                  Notwithstanding anything to the contrary contained herein, if the Management Stockholder shall cease to be employed by Penhall or any of the Companies for any reason other than termination without Cause, death or disability (including, but not limited to, termination for Cause or voluntary termination by the

Management Investor), the Option Purchase Price for all shares of Common Stock and/or Series B Preferred Stock to be purchased from the Management Stockholder (and such Management Stockholder's Permitted Transferees) pursuant to the Options shall equal the Original Cost multiplied by the Purchase Number.

                  Notwithstanding anything to the contrary contained herein, if Penhall's Consolidated EBITDA growth rate, measured for the period from the date hereof to the end of the fiscal quarter immediately preceding a Termination Date, shall be less than 5% per annum compounded annually, Penhall shall not be obligated to pay Adjusted Book Value for any shares, and the Options shall be exercisable (i) in the case of Common Stock, at the lesser of Original Cost and Adjusted Book Value and (ii) in the case of Preferred Stock, at the lesser of Original Cost and the Preferred Valuation Amount (as defined below). For purposes of this paragraph, the "Preferred Valuation Amount" shall be an amount per share equal to the Preferred Stock Company Value (as defined below) divided by the total number of shares of Preferred Stock outstanding. The "Preferred Stock Company Value" shall be an amount equal to the difference of (x) the product of Penhall's Consolidated EBITDA for the latest full twelve month period multiplied by (A) 6.5 for the period from the date hereof until February 4, 2000 or (B) 6 for the period from and after February 4, 2000, less (y) the total amount of outstanding indebtedness of Penhall.

                  Penhall will make payment for shares purchased from the Management Investor following a Termination Date (a) in cash if the aggregate amount owed as the result of the exercise of the Options is less than $500,000 or (b) if such amount is $500,000 or more, in cash or, at Penhall's option, by means of a promissory note substantially in the form attached as Exhibit D hereto; provided, however, that Penhall shall have the option to make such payment by means of a promissory note regardless of the aggregate amount owed if the Purchase Option or the Put Option has been exercised with respect to a Management Stockholder who has voluntarily terminated his employment or has been terminated for Cause.

                           (d)  Notwithstanding the foregoing, Penhall shall
not be obligated to purchase shares to the extent that (a) such purchase would be illegal under applicable law, or (b) such purchase would result in a default or an event of default (with or without the giving of notice, the passage of time or both) under the terms of any indebtedness for borrowed money, it being understood that Penhall will act in good faith to obtain waivers of any such provisions.

                           (e)  The Options will lapse upon the earliest to
occur of (i) the expiration of the Option Period with respect to all Securities held by Management Stockholders, (ii) the 180th day following an Initial Public Offering and (iii) a transfer of

Securities by BRS as to which Tag-Along Rights apply, but only with respect to Securities sold pursuant to such Tag-Along Rights.

                  5.4 Right of First Refusal on Transfer of Management Stockholder Securities.

                           (a)  Right of First Refusal.  In the event that
any time after the expiration of the Option Period, a Management Stockholder (or his Permitted Transferees) receives a bona fide offer (a "Transfer Offer") to purchase any or all of the Securities (the "Transfer Securities") then owned by the Management Stockholder (or his Permitted Transferees) from any person (the "Offeror") which the Management Stockholder (or his Permitted Transferees) wishes to accept, then the Management Stockholder (and his Permitted Transferees) shall give Penhall and the other Stockholders written notice thereof ("Transfer Notice"), which Transfer Notice shall state in reasonable detail all material terms of such proposed sale or other transfer, the identity of the Offeror, the price or other consideration for which the Securities are proposed to be sold or transferred, and the number of Securities to be sold or transferred, and shall also contain an irrevocable offer to sell the Transfer Securities to Penhall at the price and on the terms contained in the Transfer Offer. After its receipt of the Transfer Notice, Penhall and/or its designee(s) shall have the right and option to purchase all, but not less than all (unless other Stockholders purchase the remainder), of the Transfer Securities at the price and on the terms of the Transfer Offer set forth in the Transfer Notice. Within 30 days after receipt of the Transfer Notice, Penhall and/or its designee(s) shall notify such Management Stockholder (or his Permitted Transferees) whether or not it wishes to purchase the Transfer Securities and, if so, indicating the number of Transfer Securities desired to be purchased.

                                    In the event that Penhall and/or its
designee(s) does not elect to purchase all such Transfer Securities, the selling Management Stockholder (or his Permitted Transferees) shall give notice of such failure to the other Stockholders, and the other Stockholders shall thereupon have the right and option to purchase in the aggregate all, but not less than all, the Transfer Securities not to be purchased by Penhall and/or its designee(s) and may give notice to the selling Management Stockholder (or his Permitted Transferees) (with a copy to Penhall) of such intention at any time not later than 30 days after the date on which such notice is sent by the selling Management Stockholder (or his Permitted Transferees) to such other Stockholders. Each electing Stockholder's notice shall indicate the number of Transfer Securities it desires to purchase. If the other Stockholders elect to purchase an aggregate number of Transfer Securities in excess of the number of Transfer Securities which Penhall and/or its designee(s) did not elect to purchase, the Transfer Securities shall be allocated among the other Stockholders who desire to purchase such Transfer Securities in accordance with the allocation provisions which are set forth in Section 5.3(a)(i). Promptly upon determining the number of the selling Management Stockholder's Securities which each purchasing Stockholder will purchase and the purchase price therefor, Penhall shall send notices thereof to the selling Management Stockholder and each of the purchasing Stockholders.

                           (b)  Exercise and Nonexercise of Right of First
Refusal. Exercise of the option provided for in Section 5.4(a) shall be effected by the giving of written notice to the Management Stockholder (and his Permitted Transferees) by Penhall (on its own behalf and/or on behalf of its designee(s), as the case may be), signed by an officer of Penhall, and, if applicable, the other Stockholders, prior to the end of the period during which the option is exercisable (and such notice shall be effective when given). If Penhall and/or its designee(s) and the other Stockholders in the aggregate elect to purchase all of the Transfer Securities, the closing of the purchase and sale of the Transfer Securities pursuant to any such option exercise shall be held at such place and such date to be established by Penhall in the later of its notice to the selling Management Stockholder in response to the Transfer Notice and its notice to the other Stockholders of the allocation of the number of Transfer Securities which such Stockholders are to purchase, which in no event shall be earlier than 10 days or later than 60 days from the date of such notice.

                   In the event Penhall and/or its designee(s) and the other Stockholders fail to exercise the purchase option provided for in Section 5.4(a), then, subject to the other provisions of this Agreement, for a period of 45 days, the Transfer Securities may be sold or transferred by or an behalf of the Management Stockholder (or his Permitted Transferees) to the Offeror specified in the Transfer Notice at a price not less than the price per Securities specified therein and otherwise on terms no less favorable to the Management Stockholder and no more favorable to the Offeror than those contained in the Transfer Notice.

                           (c)  The options provided for in Section 5.4(a)
will lapse upon the one hundred eightieth (180th) day following an Initial Public Offering.

                  5.5 Purchaser Representative. If Penhall or any Stockholder enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder will, at the request of Penhall, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to Penhall. If any Stockholder appoints the purchaser representative designated by Penhall, Penhall will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by Penhall, such Stockholder will appoint, at his own expense, another purchaser representative (reasonably acceptable to Penhall).

                  5.6  Involuntary Transfers.
                       ---------------------

                           (a)  Option to Purchase.  In the event that the
Securities owned by a Management Stockholder (or his Permitted Transferees) shall be subject to sale or other transfer by reason of any of the following events (a "Nonvolitional Event"): (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) a divorce (whether in connection with a settlement of the divorce or entry of a decree or judgment of divorce), or
(iii) distraint, levy, execution or other involuntary transfer, then the Management Stockholder (and his Permitted Transferees) shall give Penhall written notice thereof ("Involuntary Transfer Notice") promptly upon the occurrence of such Nonvolitional Event, which Involuntary Transfer Notice shall state the terms of such proposed sale or other transfer, the identity of the proposed purchaser or other transferee, the price or other consideration, if readily determinable, for which the Securities are proposed to be sold or transferred, and the number of Securities to be sold or transferred (the "Involuntarily Transferred Securities"). After its receipt of the Involuntary Transfer Notice or, failing such receipt, after Penhall otherwise obtains actual knowledge of such a proposed sale or other transfer, Penhall and/or its designee(s) shall have the right and option to purchase all, but not less than all, of the Involuntarily Transferred Securities, such option to be exercisable at any time within 120 days after receipt of the Involuntary Transfer Notice or, failing such receipt, after Penhall otherwise obtains actual knowledge of such a proposed sale or other transfer.

                                    In the event that Penhall and/or its
designee(s) does not elect to purchase all such Involuntarily Transferred Securities, the Management Stockholder (or his Permitted Transferees) shall give notice of such failure to the other Stockholders, and the other Stockholders shall thereupon have the right and option to purchase in the aggregate all, but not less than all, the Involuntarily Transferred Securities not to be purchased by Penhall and/or its designee(s) and may give notice to the Management Stockholder (or his Permitted Transferees) (with a copy to Penhall) of such intention at any time not later than 45 days after the date on which such notice is sent by the selling Management Stockholder (or his Permitted Transferees) to such other Stockholders. Each electing Stockholder shall indicate the number of Involuntarily Transferred Securities it desires to purchase.

                   If the other Stockholders elect to purchase an aggregate number of Involuntarily Transferred Securities in excess of the number of Involuntarily Transferred Securities which Penhall and/or its designee(s) did not elect to purchase, the Involuntarily Transferred Securities shall be allocated among the other Stockholders who desire to purchase such Involuntarily Transferred Securities in proportion to the number of Involuntarily Transferred Securities (on a fully diluted basis) owned by each of them; provided that no such other Stockholder shall become bound to purchase a number of offered Involuntarily Transferred Securities greater than the number of shares of Involuntarily Transferred Securities it or he had elected to purchase. If the foregoing allocation procedure does not allocate all the Involuntarily Transferred Securities (because one or more Stockholders would otherwise have been allocated more than the number of shares of Involuntarily Transferred Securities it or he elected to purchase), then the remaining such shares of Involuntarily Transferred Securities shall be allocated among the other Stockholders who desire to purchase such Involuntarily Transferred Securities in proportion to the number of shares of Involuntarily Transferred Securities (on a fully diluted basis) owned by each of them, and such allocation procedure shall continue until all such Involuntarily Transferred Securities shall have been allocated. Promptly upon determining the number of the Involuntarily Transferred Securities which each purchasing Stockholder will purchase and the purchase price thereof, Penhall shall send notices thereof to the Management Stockholder and each of the purchasing Stockholders.

                           (b)  Purchase Price.  Any purchase pursuant to the
foregoing option contained in Section 5.6(a) shall be at the lowest of (i) the price applicable to such proposed sale or transfer, (ii) if during the Option Period, at the applicable Option Purchase Price set forth under Section 5.2(c) multiplied by the number of Involuntarily Transferred Securities if such Management Stockholder shall be employed by Penhall or any of the Companies at the time of such Involuntary Transfer or shall not be employed by Penhall or any of the Companies by reason of termination without Cause, death or disability and
(iii) if during the Option Period, at Original Cost multiplied by the number of Involuntarily Transferred Securities if such Management Stockholder shall not be employed by Penhall or any or the Companies at the time of such Involuntary Transfer by any reason other than termination without Cause, death or disability.

                           (c)  Exercise and Nonexercise of Option.  Exercise
of the option provided for in Section 5.6(a) shall be effected by the giving of written notice to the Management Stockholder (and his Permitted Transferees) and the proposed purchaser or transferee by Penhall (on its own behalf and/or on behalf of its designee(s), as the case may be), signed by an officer of Penhall, and, if applicable, by the purchasing Stockholders prior to the end of the period during which the option is exercisable (and such notice shall be effective when given). The closing of the purchase and sale of the Involuntarily Transferred Securities pursuant to any such option exercise shall be held at such place and such date to be established by Penhall, which in no event shall be less than 10 or more than 60 days from the date of such notice.

                   In the event Penhall and/or its designee(s) or the other Stockholders fail to exercise the purchase option provided for in Section 5.6(a), then the Involuntarily Transferred Securities may be sold or transferred by or on behalf of the Management Stockholder (and his Permitted Transferees) on the terms contained in the Involuntary Transfer Notice, but the transferee or purchaser shall be subject to all of the obligations contained in this Agreement which were applicable to the Management Stockholder in respect of the Involuntarily Transferred Securities and, without limiting the generality of the foregoing, if the Management Stockholder incurs a Termination Date on or prior to the expiration of the Option Period, the Purchase Option contained in Section
5.3 hereof shall apply to the Involuntarily Transferred Securities at the applicable Option Purchase Price.

                  5.7 Covenant Not to Compete. Each Management Stockholder hereby agrees that during the term of his employment by Penhall or any of the Companies and for the period specified opposite such Management Stockholder's name on Exhibit E hereto after the Management Stockholder has incurred a Termination Date for any reason other than termination without Cause, such Management Stockholder shall not, directly or indirectly, as owner, partner, agent, employee, consultant or otherwise, (i) engage in any business in the Territory (as defined below) which provides services or sells or leases products similar or equivalent to the products or services provided or sold on the date hereof by Penhall or any of the Companies (a "Competitive Business") or (ii) solicit, attempt to solicit for employment or otherwise engage the services of, or become associated in any Competitive Business with, any person who was an employee, officer or director of Penhall or any of the Companies at any time during the twelve (12) months preceding the date of this Agreement. Notwithstanding the foregoing, the provisions of this Section 5.7 shall not apply to any Management Stockholder incurring a Termination Date in the event that Penhall fails to purchase the Securities of such Management Stockholder when obligated to purchase such Securities under Section 5.3 after the exercise by such Management Stockholder of the Put Option. For purposes of this Agreement, "Territory" shall mean each and every county located in the states of California, Arizona, Nevada, Minnesota, Alabama, Arkansas, Colorado, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Mississippi, Missouri, Montana, Nebraska, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah,

Virginia, Washington, West Virginia, Wisconsin, Wyoming, and all other counties of other states of the United States or foreign jurisdictions in which Penhall or any of the Companies has conducted business, or during the period applicable to any Management Stockholder, shall have conducted business. None of the foregoing shall prevent any Management Stockholder from owning up to 5% of the outstanding equity of a publicly-traded company or from making indirect investments through an investment partnership or other investment entity in any corporation, partnership, limited liability company or other person or entity.

                  The parties agree that to the extent any provision or portion of this Section 5.7 shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion shall be deemed to be modified to the extent necessary in order that any such provision or portion shall be legally enforceable to the fullest extent permitted by applicable law; and the parties do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, require and empower any court of competent jurisdiction to, enforce any such provision or portion in order that any such provision or portion shall be enforced to the fullest extent permitted by applicable law.

                  As the violation by a Management Stockholder of the provisions of this Section 5.7 would cause irreparable injury to Penhall and the Companies, and there is no adequate remedy at law for such violation, Penhall shall, notwithstanding anything to the contrary herein, have the right in addition to any other remedies available, at law or in equity, to seek to enjoin such Management Stockholder in a court of equity from violating such provisions. Each Management Stockholder hereby waives any and all defenses he or she may have on the ground of lack of jurisdiction or competence of the court to grant an injunction or other equitable relief, or otherwise. The existence of this right shall not preclude any other rights and remedies at law or in equity which Penhall may have. The prevailing party in any enforcement action or court proceeding under this Section 5.7 shall be entitled to the extent permitted by law to reimbursement from the other party for all of the prevailing party's costs, expenses and attorneys' fees.

                  5.8 Obligations of J&J Investments, LLC and Michael Bruce Repchinuck Revocable Trust. Notwithstanding anything to the contrary contained herein, the obligations of J&J Investments, LLC and Michael Bruce Repchinuck Revocable Trust under this Agreement shall be the obligations of John T. Sawyer and M. Bruce Repchinuck (including, without limitation, under Article V), respectively, and such obligations (including, without limitation, under Article
V) shall be determined with reference to the employment of John T. Sawyer and M. Bruce Repchinuck, respectively.

                                   ARTICLE VI

                               REGISTRATION RIGHTS
                               -------------------

                  The Stockholders shall have registration rights with respect to the Common Stock as set forth in the Registration Rights Agreement attached hereto as Exhibit F (the "Registration Rights Agreement"). Each of the Stockholders agrees not to effect any public sale or distribution of any securities of Penhall during the periods specified in the Registration Rights Agreement, except as permitted thereby, and each such Stockholder agrees to be bound by the rights of priority to participate in offerings as set forth therein.

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

                  7.1 Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) Penhall, (ii) BRS (so long as BRS Entities and its Permitted Transferees own in the aggregate at least 5% of the outstanding Common Stock on a fully diluted basis) and (iii) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Common Stock owned by the BRS Entities) held by the Stockholders; provided, however, that, without the approval of the holders of a majority of the outstanding Common Stock then held by the Management Stockholders, (x) the provisions of this Agreement cannot be amended to treat the Management Stockholders differently than the other Stockholders and (y) the provisions of this Agreement may not be amended or modified to the detriment of the Management Stockholders. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

                  7.2 Survival of Representations and Warranties. The representations and warranties set forth in Section 2.1 of this Agreement will survive the execution and delivery of this Agreement, regardless of any investigation made by an Stockholder or on its behalf. No other representations, warranties or covenants set forth herein shall so survive.

                  7.3 Successors and Assigns; Entire Agreement.  This
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs; provided, however, that except as set forth in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  7.4 Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

                  7.5 Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                           If to Penhall, to:

                           Penhall International Corp.
                           c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                           126 East 56th Street, 29th Floor
                           New York, New York 10022
                           Attention:  Harold O. Rosser II

                                    with a required copy to:

                                    Penhall International Corp.
                                    c/o Penhall Rental Corp.
                                    1801 Penhall Way
                                    Anaheim, CA  92803
                                    Attn:  John Sawyer

                                    Dechert Price & Rhoads
                                    4000 Bell Atlantic Tower
                                    1717 Arch Street
                                    Philadelphia, PA 19103-2793
                                    Attention:  G. Daniel O'Donnell, Esq.

                           If to any BRS Entity, to:

                           Bruckmann, Rosser, Sherrill & Co., Inc.
                           126 East 56th Street, 29th Floor
                           New York, New York 10022
                           Attention:  Harold O. Rosser II
                                    with a required copy to:

                                    Dechert Price & Rhoads
                                    4000 Bell Atlantic Tower
                                    1717 Arch Street
                                    Philadelphia, PA 19103-2793
                                    Attention:  G. Daniel O'Donnell, Esq.

                           If to the Management Stockholders or any of them,
to their addresses as listed in the books of Penhall or the relevant Company.

                           All such notices shall be deemed to have been duly
given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  7.6 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of California, without giving effect to principles of conflicts of law.

                  7.7 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Unless otherwise specified, section references herein refer to sections of this Agreement and schedules and exhibits refer to schedules and exhibits attached hereto.

                  7.8 Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

                  7.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                  7.10 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  7.11 Party No Longer Owning Securities. If a party hereto ceases to own any Securities, such party will no longer be deemed to be a Stockholder or Management Stockholder for purposes of this Agreement.

                  7.12 No Effect on Employment. Nothing herein contained shall confer on any Management Stockholder the right to remain in the employ of Penhall or any of the Companies or any of its subsidiaries or Affiliates.

                  7.13 Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    PENHALL INTERNATIONAL CORP.

                                     By:/s/John T. Sawyer
                                        ----------------------------------------
                                        John T. Sawyer
                                        President

                                     BRUCKMANN, ROSSER, SHERRILL & CO., L.P.
                                     By:      BRS Partners, Limited Partnership,
                                              the general partner,
                                     By:      BRSE Associates, Inc., its general
                                              partner

                                     By:/s/ Stephen F. Edwards
                                        ----------------------------------------
                                        Stephen F. Edwards

                                     BRS STOCKHOLDERS


                                                            *
                                     -------------------------------------------
                                     Name: Bruce C. Bruckmann
                                     SS#:  ###-##-####
                                     Residence Address:
                                           125 East 84th Street, Apt. 5A
                                           New York, NY  10028


                                                            *
                                     -------------------------------------------
                                     Name: Harold O. Rosser II
                                     SS#:  ###-##-####
                                     Residence Address:
                                           499 Silvermine Road
                                           New Canaan, CT  06840

                                                            *
                                     -------------------------------------------
                                     Name: Stephen C. Sherrill

                                     SS#:  ###-##-####
                                     Residence Address:
                                           765 Park Avenue, Apt. 4B
                                           New York, NY  10021


                                                            *
                                     -------------------------------------------
                                     Name: Donald Bruckmann
                                     SS#:  ###-##-####
                                     Residence Address:
                                           66 East 79th Street
                                           New York, NY  10021


                                                            *
                                     -------------------------------------------
                                     Name: H. Virgil Sherrill
                                     SS#:  ###-##-####
                                     Residence Address:
                                           One Sutton Place South
                                           New York, NY  10022


                                                            *
                                     -------------------------------------------
                                     Name:  Nancy Zweng
                                     SS#:  ###-##-####
                                     Residence Address:
                                           125 East 84th Street, Apt. #5A
                                           New York, NY  10028


                                                            *
                                     -------------------------------------------
                                     Name: Paul D. Kaminski
                                     SS#:  ###-##-####
                                     Residence Address:
                                           54 W. 9th Street
                                           New York, NY  10011

                                     BCB PARTNERSHIP
                                     By:  Bruce C. Bruckmann, General Partner

                                     By:                *
                                        ----------------------------------------
                                           Name:  Bruce C. Bruckmann
                                           Title: General Partner

                                     NAZ PARTNERSHIP
                                     By: Nancy Zweng, General Partner

                                     By:                *
                                        ----------------------------------------
                                           Name:
                                           Title:

                                     BT ALEX BROWN
                                     CUSTODIAN FBO
                                     PAUL D. KAMINSKI IRA
                                     By:  Paul D. Kaminski

                                     By:                *
                                        ----------------------------------------
                                           Name:
                                           Title:


                                                            *
                                     -------------------------------------------
                                     Name: Marilena Tibrea
                                     SS#:

                                     Residence Address:


                                                            *
                                     -------------------------------------------
                                     Name: J. Rice Edmonds
                                     SS#:

                                     Residence Address:


                                                            *
                                     -------------------------------------------
                                     Name:  Susan Kaider
                                     SS#:

                                     Residence Address:


                                                            *
                                     -------------------------------------------
                                     Name: Bonnie Dietrich
                                     SS#:

                                     Residence Address:


                                                            *
                                     -------------------------------------------
                                     Name:  Walker Simmons
                                     SS#:

                                     Residence Address


                                     *By:/s/ Stephen F. Edwards
                                         ---------------------------------------
                                           Attorney-in-Fact
                                           Name: Stephen F. Edwards

                                            MANAGEMENT STOCKHOLDERS
                                            -----------------------


                                            /s/ Gary T. Bush
                                            --------------------------------
                                            Name:  Gary T. Bush

                                            SS#: ###-##-####

                                            Residence Address:
                                                  1165 Avon Avenue
                                                  San Leandro, CA 94579

                                            /s/ C. George Bush
                                            --------------------------------
                                            Name:   C. George Bush

                                            SS#: ###-##-####

                                            Residence Address:
                                                  #6 Brentwood
                                                  Coto De Caza, CA 92679

                                            /s/ Scott E. Campbell
                                            --------------------------------
                                            Name:   Scott E. Campbell

                                            SS#: ###-##-####

                                            Residence Address:
                                                  25651 Via Viento
                                                  Mission Viejo, CA 92691


                                            /s/ David A. Ellison
                                            --------------------------------
                                            Name:   David A. Ellison

                                            SS#: ###-##-####

                                            Residence Address:
                                                  25229 W. Carson Way
                                                  Stevenson Ranch, CA 91381

                                            /s/ Alfred R. Fenton
                                            --------------------------------
                                            Name:   Alfred R. Fenton

                                            SS#: ###-##-####

                                            Residence Address:
                                                  3001 W. Waltann Lane
                                                  Phoenix, AZ 85023

                                            /s/ Vincent M. Gutierrez
                                            --------------------------------
                                            Name:   Vincent M. Gutierrez

                                            SS#:

                                            Residence Address:

                                            /s/ Lawrence E. Henkels
                                            --------------------------------
                                            Name:   Lawrence E. Henkels

                                            SS#:###-##-####

                                            Residence Address:
                                                  1781 E. Lakewood Drive
                                                  Salt Lake City, UT 84117

                                            /s/ David P. Henning
                                            --------------------------------
                                            Name:   David P. Henning

                                            SS#: ###-##-####

                                            Residence Address:
                                                  8975 Pomona Ct.
                                                  Las Vegas, NV 89147

                                            /s/ Jack S. Hobbs
                                            --------------------------------
                                            Name:  Jack S. Hobbs

                                            SS#: ###-##-####

                                            Residence Address:
                                                  2324 Walman Lane
                                                  San Diego, CA 92109

                                            /s/ Richard M. Lawler
                                            --------------------------------
                                            Name:   Richard M. Lawler

                                            SS#: ###-##-####

                                            Residence Address:
                                                  9813 Vanessa Avenue
                                                  Bakersfield, CA 93312


                                            Name:  Alan G. Lowry
                                            --------------------------------
                                            Name:  Alan G. Lowry

                                            SS#: ###-##-####

                                            Residence Address:
                                                  9878 Halifax St.
                                                  Ventura, CA 93004


                                            /s/ Randel E. Mathews
                                            --------------------------------
                                            Name:   Randel E. Mathews

                                            SS#: ###-##-####

                                            Residence Address:
                                                  33865 Robles Drive
                                                  Dana Point, CA 92629

                                            /s/ Leif McAfee
                                            --------------------------------
                                            Name:  Leif McAfee

                                            SS#: ###-##-####

                                            Residence Address:
                                                  1544 Vancouver Way
                                                  Livermore, CA 94550


                                            /s/ Joseph P. Morrello
                                            --------------------------------
                                            Name:   Joseph P. Morrello

                                            SS#: ###-##-####

                                            Residence Address:
                                                  12715 SW Adrian Court
                                                  Lake Oswego, OR 97034


                                            /s/ David S. Neal
                                            --------------------------------
                                            Name:  David S. Neal

                                            SS#: ###-##-####

                                            Residence Address:
                                                  967 Kingwood Circle
                                                  Highland Village, TX 75077


                                            NORLING LIVING TRUST
                                            DATED OCTOBER 5, 1995


                                            By: /s/  ROBERT C. NORLING
                                               ------------------------------
                                                     ROBERT C. NORLING
                                                     Trustee


                                            By: /s/  KAREN D. NORLING
                                               ------------------------------
                                                     KAREN D. NORLING
                                                     Trustee

                                            /s/ Richard S. Reel
                                            ---------------------------------
                                            Name: Richard S. Reel
                                            SS#: ###-##-####

                                            Residence Address:
                                                  26761 Merino Circle
                                                  Mission Vieno, CA 92691


                                            MICHAEL BRUCE REPCHINUCK REVOCABLE
                                            TRUST


                                            By: /s/ Michael Bruce Repchinuck
                                               ---------------------------------
                                                     Michael Bruce Repchinuck
                                                     Trustee


                                            /s/ John T. Sawyer
                                            ------------------------------------
                                            Name: John T. Sawyer
                                            SS#:

                                            Residence Address:


                                            J&J Investments, LLC
                                            A Nevada Limited Liability Company


                                            By: /s/ Brian Sweeney
                                               ---------------------------------
                                               Brian Sweeney
                                               General Manager


                                            /s/ Kevin Sheridan
                                            ------------------------------------
                                            Name: Kevin Sheridan
                                            SS#: ###-##-####

                                            Residence Address:
                                                  1705 W. 32nd St.
                                                  Austin, TX 78703


                                            /s/ Bruce F. Varney
                                            ------------------------------------
                                            Name: Bruce F. Varney
                                            SS#: ###-##-####

                                            Residence Address:
                                                  10926 Sunray Place
                                                  La Mesa, CA 91941

                                            /s/ Stefan A. Frame
                                            ------------------------------------
                                            Name: Stefan A. Frame
                                            SS#: ###-##-####

                                            Residence Address:
                                                  6201 Gressa Brook Circle
                                                  Aurtell, GA 30168

                                            /s/ Chris W. Marr
                                            ------------------------------------
                                            Name: Chris W. Marr
                                            SS#:

                                            Residence Address:
                                                  3840 Brook Valley Circle
                                                  Stockton, CA 92519


                                            /s/ Gary E. Johnson
                                            ------------------------------------
                                            Name: Gary E. Johnson
                                            SS#: ###-##-####

                                            Residence Address:
                                                  832 N. Grandview Avenue
                                                  Fullerton, CA 92832


                                            /s/ P. Doug Powell
                                            ------------------------------------
                                            Name: P. Doug Powell
                                            SS#: ###-##-####

                                            Residence Address:
                                                  40 Nevada Street
                                                  Redwood City, CA 94062


                                            /s/ Martin W. Houge
                                            ------------------------------------
                                            Name: Martin W. Houge
                                            SS#: ###-##-####

                                            Residence Address:
                                                  26391 Ambia
                                                  Mission Viego, CA 92642


                                            /s/ Steven C. Anderson
                                            ------------------------------------
                                            Name: Steven C. Anderson
                                            SS#: ###-##-####

                                            Residence Address:


                                            /s/ Keith Martin
                                            ------------------------------------
                                            Name: Keith Martin
                                            SS#: ###-##-####

                                            Residence Address:
                                                  350 Alpine Heights Road
                                                  Alipine, CA 91901

                                            /s/ Gary Aamold
                                            ------------------------------------
                                            Name: Gary Aamold
                                            SS#: ###-##-####

                                            Residence Address:
                                                  1305 Olive Lane
                                                  North Plymouth, MN 55447


                                            /s/ Peter Lewis
                                            ------------------------------------
                                            Name: Peter Lewis
                                            SS#: ###-##-####

                                            Residence Address:
                                                  141-186 201st Street, N.W.
                                                  Blackriver, MN 55330